                                                                      EXHIBIT 11
TURNER BROADCASTING SYSTEM, INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                       Three Months Ended   Six Months Ended
                                                                         June 30, 1996        June 30, 1996
                                                                       ------------------   ----------------
Net income applicable to common stock                                      $ 11,271              $  1,463
                                                                           ========              ========

Weighted average number of shares outstanding during the period             208,293               207,635

Add:Common equivalent shares issuable assuming conversion of
          Class C Convertible Preferred Stock                                74,382                74,382

    Shares issuable upon exercise of stock options                           18,870                18,870

Subtract: Shares which would have been purchased with proceeds
          from exercise of such stock options                                13,595                13,544
                                                                           --------              --------


Weighted average number of common stock, common stock
          equivalents and converted shares outstanding                      287,950               287,343
                                                                           ========              ========

Weighted average number of Class A common shares and common
          stock equivalents                                                  68,330                68,330
                                                                           ========              ========

Weighted average number of Class B common shares and common
          stock equivalents                                                 219,620               219,013
                                                                           ========              ========

Earnings per share and common stock equivalent of Class A
          and Class B Common Stock                                         $   0.04              $   0.01
                                                                           ========              ========

TURNER BROADCASTING SYSTEM, INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)





                                                                       Three Months Ended   Six Months Ended
                                                                         June 30, 1996        June 30, 1996
                                                                       ------------------   ----------------
Net income applicable to common stock                                      $ 11,271              $  1,463

Add:     Interest expense on zero coupon subordinated convertible
         notes due 2007                                                       4,854                 9,624
     Interest expense on 6.5% convertible notes                                   0                   344

Subtract: Additional income taxes                                            (2,281)               (4,685)
                                                                           --------              --------

Adjusted net income applicable to common stock                             $ 13,844              $  6,746
                                                                           ========              ========

Primary weighted average number of shares outstanding                       287,950               287,343

Add:     Common shares issuable assuming conversion of
         convertible notes due 2007                                           7,440                 7,440

         Change in shares due to options assumed converted using the
         end of period market value                                             140                    89

         Common shares issuable assuming conversion of 6.5%
         convertible notes for applicable period                                  0                   547
                                                                           --------              --------

Weighted average number of common stock, common stock
         equivalents and convertible shares, assuming full dilution         295,530               295,419
                                                                           ========              ========

Weighted average number of Class A common shares and common
         equivalents and convertible shares, assuming full dilution          68,330                68,330
                                                                           ========              ========

Weighted average number of Class B common shares and common
         equivalents and convertible shares, assuming full dilution         227,200               227,089
                                                                           ========              ========

Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                          $   0.05              $   0.02
                                                                           ========              ========




This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.